CONSENT BY LANDLORD TO SUBLEASE

The undersigned, **BEST PROPERTY FUND, L.P.**, a Delaware limited partnership ("Landlord"), as the current owner of all of the landlord's right, title and interest in and to that certain Office Lease The Point at Inverness (the "Lease") dated 2/19/2003, (modified by the First Amendment to Office Lease dated 7/09/2007), by and between Landlord, and Premier Data Services, Inc. (the "Sublessor"), for certain premises containing 8,204 square feet of rentable area, currently designated as Suite ~~260~~ 228 (the "Premises"), in the building commonly known as The Point at Inverness, located at 8310 South Valley Highway, Englewood, Colorado 80112-5806 (the "Building"), hereby consents to the Sublessor's entering into a Sublease (the "Sublease Agreement"), subletting a portion of the Premises comprised of 8,204 rentable square feet (the "Subleased Premises"), to REexpert, ~~Inc.~~ LLC ("Sublessee"), upon and subject to the express understandings and conditions that:

1. Landlord neither approves nor disapproves the terms, conditions and agreements contained in the Sublease Agreement, as set forth on *Exhibit A* attached hereto, between Sublessor and Sublessee and assumes no liability or obligation of any kind whatsoever on account of anything contained in the Sublease Agreement.

2. By executing this Consent by Landlord to Sublease ("Consent"), Landlord shall not be deemed to have waived any rights under the Lease nor shall Landlord be deemed to have waived the Sublessor's or Sublessee's obligations to obtain any required consents under the Lease (other than consent to the Sublease Agreement itself).

3. By executing this Consent, Landlord shall be deemed to have approved the separate demising of the Subleased Premises by Sublessor pursuant to the plans and specifications attached hereto as *Exhibit B*.

4. Sublessor shall be and continue to remain liable for (a) the payment of any and all rental amounts payable under the Lease (including any additional rent), any and all adjustments to rent, any and all parking fees and other related charges, and any and all other payments required to be made by the tenant/lessee under the Lease, all as set forth in the Lease, and (b) the full and prompt performance of all of the obligations of the tenant/lessee under and as set forth in the Lease.

5. Simultaneously with its execution of this Consent, Sublessor shall pay to Landlord the actual cost of Landlord's legal fees in the sum of Seven Hundred Fifty Dollars ($750.00).

6. Nothing contained in the Sublease Agreement shall be taken or construed to in any way modify, alter, waive or affect any of the terms, covenants or conditions contained in the Lease.

7. There shall be no further subletting or assignment of all or any portion of the Premises demised under the Lease except in accordance with the terms and conditions of the Lease.

IN WITNESS WHEREOF, Landlord, Sublessor and Sublessee have executed this Consent to be effective as of the _____ day of _______, ~~2006~~ 2008, and this Consent shall be effective only if executed by Landlord, Sublessor and Sublessee.

LANDLORD:

BEST PROPERTY FUND, L.P.,
a Delaware limited partnership

By: Koll Bren Schreiber Realty Advisors, Inc., a Delaware corporation, as agent

By: ______________________
Mark Brecheen,
Senior Vice President

SUBLESSOR:

By: [signature]
Name: Steven Biagi
Its: CFO

SUBLESSEE:

By: [signature]
Name: Jeff Guthrie
Its: CEO

EXHIBIT A

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT is entered into as of the 16th day of July 2008 by and between Premier Data Services, Inc. ("Sublessor") and REexpert, Inc.("Sublessee").

A. On or about 2/19/03, Best Property Fund, L.P ("Landlord") and Sublessor entered into a written lease agreement (the "Lease") pertaining to approximately 8,204 square feet of space located on the 2nd floor of The Point at Inverness, located at 8310 South Valley Highway, Englewood, CO 80112-5806, known as Suite ~~250~~ 220 (The "Premises")

B. The Lease has been amended by the First Amendment dated 7/9/07.

C. Sublessor desires to sublease to Sublessee approximately 8,204 square feet of the premises to be known as Suite ~~250~~ 220 and delineated on Exhibit B attached hereto, made a part hereof, and incorporated herein by Reference (the "Sublet Premises").

D. The consent of Landlord is required to permit such subletting.

NOW, THEREFORE, for good and valuable consideration, Sublessor and Sublesse agree as follows:

1. For the value received, Sublessor, subject to the consent of Landlord (in accordance with and subject to the provisions of the attached Consent, which shall be deemed part hereof), hereby sublets the Sublet Premises to Sublessee for a term commencing on 8/1/08 (the "Occupancy Date"), and terminating on 6/30/2013. Sublessee shall have three (3) business days early access to the suite for moving, cabling, and general readiness of suite. If Sublessor is unable to deliver possession of the Sublet Premises to Sublessee in accordance with the foregoing provisions Sublessee's right to occupy and obligation to pay rental for the Sublet Premises shall be delayed until Sublessee is able to obtain possession of the Sublet Premises and deferral of Sublessee's obligation to pay such rental shall be in full satisfaction of any and all claims which Sublessee might otherwise have as a result of such delayed delivery of possession. Such subleasing shall be on the following terms and conditions:

   A. The full service gross, Monthly Rent to be paid by Sublessee shall be eleven thousand, six hundred twenty two and 33/100 Dollars ($11,622.33) per month payable to Sublessor at Premier Data Services 15000 W. 64th Ave. Arvada, Co 80007-7550. Sublessor shall not pass through any additional Operating Expenses to Sublessee. If Sublessee obtains occupancy of the Sublet Premises prior to the first day of any month, the rent due for that month shall be prorated based upon the number of days Sublessee occupied the Sublet Premises and shall be payable in advance. All other rent shall be payable on the first day of each

month without notice commencing August 1, 2008 and on the first day of each month thereafter for the balance of the term of the Sublease.

B. Sublessee accepts the Sublet Premises in its present "as is" condition. All alterations and improvements to the Sublet Premises shall be subject to Landlord's prior written consent pursuant to the terms and provisions of the Lease and shall be at Sublessee's sole cost and expense. All changes and alterations to designation signs for the Sublet Premises and in the Building Directory located in the lobby of the Building, any changes in locks required shall likewise be at Sublessee's sole cost and expense and shall require the prior written approval of Landlord.

C. Sublessee agrees to deposit with Sublessor the sum of $11,622.33 (the "Security Deposit"), which amount Sublessor agrees to hold in accordance with the provisions of Section 20 of the Lease. With respect to the terms and provisions pertaining to said Security Deposit, Sublessor shall be deemed to be the landlord and Sublessee shall be deemed to be the tenant.

2. Sublessor agrees that during the term of this Sublease, Sublessee shall be entitled to use up to 30 unreserved (surface free) and up to 5 covered and reserved parking spaces in the Building parking lot and garage allocated by Landlord to Sublessor pursuant to the terms of the Lease. Sublessee shall pay the going monthly rate for such covered and reserved spaces as the same is adjusted from time to time.

3. With reasonable notice to Sublessor, Sublessee shall be permitted to sub-sublease or assign all or any portion of its Premises, to any related corporate entity or affiliate of Sublessee, whether by merger, consolidation or any successor corporation, without having the obligation of securing the Sublessor's approval or consent. In addition, with reasonable notice to Sublessor, Sublessee shall be permitted to sub-sublease or assign all or any portion of its Premises to any other entity subject to Sublessor's consent, which consent shall not be unreasonably withheld, conditioned or delayed. In the case of sub-subletting to unaffiliated entities, Sublessee shall retain all profits or losses from sub-sublease or assignment income, except all profits shared with Landlord pursuant to Lease. Sublessor shall not have any recapture rights. All consent or approval required by Landlord shall be per Lease.

4. Sublessee herby acknowledges receipt of copies of the lease documents described in Recitals A and B above, and in consideration of the Sublease Agreement, Sublessee hereby assumes and agrees to make all payments with respect to the sublet Premises (except the Monthly Rent in Paragraph 1.A above shall be in place of the Monthly Rent under theLease) and to perform and be bound by all Sublessor's non-monetary covenants contained in the Lease as if Sublessee were the tenant thereunder with respect to the Sublet Premises (except Sublessor shall remain liable for Operating Expenses, pursuant to Lease).

5. This Sublease Agreement is further conditioned upon execution and delivery hereof to the Landlord on or before 5:00pm, July 31, 2008 (which condition Landlord shall have the right but not the obligation to waive) and subject to the Consent by Landlord to Sublease attached hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease Agreement the day and year first above written.

Premier Data Services, Inc "Sublessor"	REexpert, ~~Inc.~~ LLC "Sublessee"
By:	By:
Print Name: Steven Bragg	Print Name: Jeff Guthrie
Print Title: CFO	Print Title: CEO
ATTEST:	ATTEST:

Additional Provisions: (See Attached)

EXHIBIT B



Suite 200
WASTE MANAGEMENT SUITE
17,801.46 USF
19,219 RSF
STORAGE SPACE
43.02 USF
48 RSF
Suite 205A
VACANT
4,864.50 USF
5,437 RSF
Suite 205
COMBINED
7,568.27 USF
8,513 RSF
Suite 205B
HELD FOR PDS
3,703.77 USF
3,076 RSF
Suite 250
STONE AND WEBSTER SUITE
10,933.93 USF
12,138 RSF
Suite 260- 220
PREMIER DATA SERVICES
7,339.81 USF
8,204 RSF
SUBLEASED PREMISES

M O A
ARCHITECTURAL PARTNERSHIP

THE POINT AT INVERNESS

Second Floor
Suites Available

Transwestern Commercial Services

October 10, 2003

ADDITIONAL PROVISIONS

Furniture and Equipment

Sublessor agrees to allow Sublessee the use of the furniture, telephones, telephone system, filing cabinets, copy machine, dishwasher, microwave, and all other furniture and equipment listed on Addendum A-1 attached hereto, made a part hereof, and incorporated herein by reference, during the term of the Sublease at no cost. At Sublessee's sole discretion, Sublessee shall have the right to assume Sublessor's voice and data service, upon consent of telecommunications provider. At the end of the term the furniture, telephones, telephone system, filing cabinets, copy machine, dishwasher, microwave, and all other furniture and equipment listed on Addendum A-1 will be returned to Sublessor in the condition they were in at Sublease commencement ordinary wear and tear excepted. An inventory of the furniture, telephones, telephone system, filing cabinets, copy machine, dishwasher, microwave, and all other furniture and equipment is attached as Addendum A-1. Prior to Sublease expiration, Sublessee shall have the right to purchase furniture equipment listed on Addendum A-1 at its sole discretion at a mutually agreeable price.

X______________________ X 7-16-08

Sublessee Date

X Steve Bragg X 7-16-08

Sublessor Date

Premier Data Services
Furniture Inventory

Bookcase, 2-shelf	1
Bookcase, 3-shelf	4
Bookcase, 4-shelf	1
Bookcase, 5-shelf	6
Chairs	14
Chairs, swivel	15
Computer tables	3
Conference chairs, stuffed	4
Conference room tables	6
Conference table, circular, 30"	1
Conference table, circular, 4'	1
Copier, Canon	1
Credenzas	3
Cubicles	18
Desks	16
Dish washer	1
Filing cabinets, horizontal, 2-drawer	3
Filing cabinets, vertical, 2-drawer	2
Filing cabinets, vertical, 3-drawer	1
Microwave oven	1
Plants, plastic, 3-4'	4
Plants, plastic, 6'	4
Sideboard	1
Telephones	33
Toaster oven	1
Photo: landscapes in lobby	2
Photo: bears in small conference room	3
Photo: buffaloes in hallway	2
Photo: landscapes in large conference room	2
Photo: Bear near exit door	1
Photo: Moose near corner office	1
Photo: Giraffe in corner office	1

ADDENDUM A-1

KeyBank National Association
Highlands Ranch, Colorado 80126

10619

82-7026/3070
57198

REEXPERT, LLC 05/08
OPERATING ACCOUNT
1745 SHEA CENTER DR. STE 400
HIGHLANDS RANCH, CO 80129-1540

7/16/2008

PAY TO THE ORDER OF Premier Data Service, Inc. $ **11,622.33

Eleven Thousand Six Hundred Twenty-Two and 33/100** DOLLARS

Premier Data Service, Inc.

MEMO August Rent 2008

AUTHORIZED SIGNATURE

Details on Back. Security Features Included.

⑈010619⑈ ⑆307070267⑆ 7696810338643⑈

REEXPERT, LLC OPERATING ACCOUNT 10619

Premier Data Service, Inc. 7/16/2008 11,622.33

KEYBANK - 7696810 August Rent 2008 11,622.33

KeyBank National Association
Highlands Ranch, Colorado 80126

REEXPERT, LLC 05/06
OPERATING ACCOUNT
1745 SHEA CENTER DR. STE 400
HIGHLANDS RANCH, CO 80129-1540

10618
82-7026/3070
57158

7/16/2008

PAY TO THE ORDER OF Premier Data Service, Inc. $ **11,622.33

Eleven Thousand Six Hundred Twenty-Two and 33/100*** DOLLARS

Premier Data Service, Inc.

MEMO Deposit

AUTHORIZED SIGNATURE

⑈010618⑈ ⑆307070267⑆ 769681033643⑈

REEXPERT, LLC **OPERATING ACCOUNT** 10618

Premier Data Service, Inc. 7/16/2008 11,622.33

KEYBANK - 7696810 Deposit 11,622.33